EXHIBIT 99.B11-2


                                EXHIBIT 23(j)(2)
                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP



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(Sutherland Asbill and Brennan LLP Letterhead)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

         We consent to the reference to our firm under the heading "Legal Counsel and Auditors" in the statement of additional information included in Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A for IDEX Mutual Funds (File No. 33-2659). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        SUTHERLAND ASBILL & BRENNAN LLP



                                        By: /s/ KIMBERLY J. SMITH
                                            ----------------------
                                            Kimberly J. Smith, Esq.


Washington, D.C.
February 28, 2000